EXHIBIT 10.1

PRIVATE & CONFIDENTIAL

Date:  25th March 2013

TOR Minerals (M) Sdn Bhd|
4½ Mile, Jalan Lahat,
30200 Ipoh,
Perak.

Attn:       Miss Loke Cheong Ching - Accounts Manager

Dear Sirs,

RE:     BANKING FACILITIES GRANTED TO TOR MINERALS (M) SDN BHD ("BORROWER")

Further to our Letter of Offer dated 17th April 2008 and 01st June 2011 ("Letters of Offer"), we, RHB Bank Berhad ("the Bank") are pleased to inform you that the Bank has agreed to: -

(i)                   Renew/extend your existing banking facilities to 25th March 2014;

(ii)                 Grant an additional Multi Trade Lines facilities of RM5,000,000-00 subject to the following terms and conditions: -

1.                   THE BANKING FACILITIES

The banking facilities granted or to be granted to you are as follows:

Facility	Limit/Existing Limit (RM)	Additional/ Reduction (RM)	Total/Revised Limit (RM)
Overdraft / Revolving Credit	1,000,000-00	-	1,000,000-00
Multi-Trade Line comprising Letter of Credit / Trust Receipt / Bankers Acceptance / Shipping Guarantee / Bills Purchased / Export Credit Refinancing (Tenor where applicable is up to 180 days)	9,300,000-00	5,000,000-00	14,300,000-00
Bankers Guarantee	1,200,000-00	-	1,200,000-00
Foreign Exchange Contract Line	25,000,000-00	-	25,000,000-00
Total	36,500,000-00	5,000,000-00	41,500,000-00

(hereinafter  referred to as "the Banking Facility" and where the Banking Facility comprises more than one banking facilities, the expression "Banking Facility" shall where the context requires refer collectively to all and individually to each of the respective banking facilities comprising the Banking Facility)

2.             PURPOSE

The Banking Facility shall be used for the purpose(s) as set out below and if you require to use the Banking Facility or any part thereof for any other purpose, you shall have to first obtain the Bank's prior written consent:

2.1          Overdraft / Revolving Credit:  For working capital.

2.2          Letter of Credit / Trust Receipt / Bankers Acceptance / Bills Purchased / Export Credit Refinancing / Foreign Currency Trade Financing / Promissory Notes:

               For trade financing.

2.3          Shipping Guarantee: For issuance of shipping guarantees to secure the release of goods imported under the Bank's Letter of Credit / Collections.

2.4          Bankers Guarantee:  As security / tender deposit and performance bond favoring government / statutory bodies and private companies acceptable to the Bank.

2.5          Foreign Exchange Contract Line: To hedge against fluctuations in foreign exchange rates for trade related transactions and other transactions as approved by Bank Negara Malaysia. The Foreign Exchange Contracts concluded with the Bank include spot, value today, value tomorrow and forward foreign exchange contract.

3.             AVAILABILITY PERIOD

3.1      The granting of the Banking Facility to you is at all times subject to availability of funds.

4.                   TENOR

4.1          The Banking Facility is subject to periodic review at the sole and absolute discretion of the Bank but notwithstanding such periodic review, the Banking Facility shall be repayable on demand.

5.             INTEREST RATE(S) / COMMISSION / BANKING CHARGES / COMMITMENT FEES / OTHER CHARGES

5.1      You shall pay interest, commission, discount charges and any other charges payable in relation to the Banking Facility at the following rates: -

Facility		Interest Rate
Overdraft	:	Interest at one point two five per centum (1.25%) per annum above the Bank's BLR with monthly rests.
Revolving Credit	:

Interest at one point two five per centum (1.25%) per annum above the Bank's Cost of Funds.
[Borrower may select the duration of the interest period (being one (1) or three (3) or six (6) months) ("the Interest Period") or any other Interest Period acceptable to the Bank for any drawings or rollovers made under the Revolving Credit Facility].

Letter of Credit	:

Commission at zero point one per centum (0.1%) on the amount of the Letter of Credit for each month (or part of a month) of validity of the credit subject to a minimum charge of RM50-00 for each Letter of Credit issued or at such other rate as may be stipulated by the Association of Banks of Malaysia from time to time.

Trust Receipt	:	Interest at one point two five per centum (1.25%) per annum above the Bank's BLR.
Bankers Acceptance	:	Acceptance commission of one point zero per centum (1.00%) per annum above the Bank's Cost of Funds.
Export Credit Refinancing (Pre & Post Shipment)	:	Interest at one point zero per centum (1.0%) per annum above the Funding Rate stipulated by Export-Import Bank of Malaysia Berhad ("EXIM Bank").
Bills Purchased	:

Interest at one point two five per centum (1.25%) per annum above the Bank's BLR for local currency bills and at the rate of one point two five per centum (1.25%) per annum above the Bank's Effective Cost of Funds for foreign currency bills.

Shipping Guarantee	:

Commission at zero point one per centum (0.1%) on the amount of each guarantee subject to a minimum charge of RM100-00 for each guarantee issued. If the guarantee is not returned to the Bank within three (3) months from the issue date, an additional commission of zero point six per centum (0.6%) per annum on the amount of the guarantee shall be charged up to the date of return of the guarantee.

Bankers Guarantee	:

Commission at one point zero per centum (1.0%) per annum on the amount of the guarantee for the full liability period (inclusive of the claims period) subject to a minimum charge of RM100-00 for each Bankers Guarantee issued.

Foreign Exchange Contract Line	:	Rate as quoted by Treasury.

["BLR" means the Bank's Base Lending Rate, which is currently at six point six per centum (6.6%) per annum.]

5.2      Interest and commission at the aforesaid rates ("the Prescribed Rate" which expression shall refer to the respective interest rates and commission chargeable on the respective facilities comprised under the Banking Facility) shall be payable by you, as well after as before judgment or demand.

5.3      You shall pay the Bank a commitment fee of one per centum (1%) per annum or such other rate as the Bank may at its sole and absolute discretion stipulate from time to time: -

5.3.1       on the portion of the Overdraft Facility as shall be unutilized by you up to the aggregate approved limit at any time and from time to time, commencing from the date when the Overdraft Facility is made available to you for utilization;

5.3.2       on the portion of the Revolving Credit Facility as shall be unutilized by you up to the aggregate approved limit at any time and from time to time commencing from the date when the Revolving Credit Facility is made available to you for utilization;

and the Bank shall be entitled to debit the commitment fee into your current or overdraft or any other account at the end of each month.

5.4      You shall pay the Bank an extension fee of RM1,000.00 within thirty (30) days, which fee shall be automatically debited from your current account upon acceptance of this Letter of Offer and will not be reimbursed even in the event that you cancel the Banking Facility.

6.             INCREASED RATE OF INTEREST ON DEFAULT/EXCESS AMOUNT

In addition and without prejudice to the rights and remedies of the Bank, if you shall default in the payment of any sums on their respective due dates you shall pay interest on such overdue sums at the rate of 3.5% per annum above the Bank's Base Lending Rate or such other rate or rates as the Bank may, at its sole absolute discretion, at any time and from time to time, impose without notice to you, and such rate or rates of interest ("the Default Rate") shall be payable by you, as well after as before judgment or demand, from the due date up to the date of actual repayment.

7.                   REPAYMENT

Notwithstanding any provisions to the contrary, the Banking Facility shall be payable on demand. Until a demand for repayment is made, you shall repay the Banking Facility as follows: -

Facility		Repayment Terms
Overdraft	:	Upon demand or expiry of tenor.
Revolving Credit	:	On the last day of each Interest Period.
Letters of Credit	:	Upon maturity of term of the respective Letters of Credit.
Trust Receipt	:	Upon maturity of term of the respective Trust Receipts.
Bankers Acceptance	:	Upon maturity of term of the respective Bankers Acceptances.
Bills Purchased		Upon maturity of term of each drawing
Export Credit Refinancing	:	Upon maturity of term of each drawing.
Foreign Currency Trade Financing	:	On demand
Promissory Notes		On demand
Shipping Guarantee	:	On demand.
Bankers Guarantee	:	On demand.
Foreign Currency Contract Line	:	On demand.

8.             SECURITY

The Banking Facility interest commissions and banking and/or other charges and expenses payable thereon or in connection therewith are to be secured by: -

8.1          Against the existing first legal charge for RM15,000,000-00 over industrial property held under H.S. (D) Ka 1376/75, Lot 70808 and H.S. (D) Ka 1377/75. Lot 70809, both in Mukim of Ulu Kinta, District of Kinta, Perak.

8.2          Against the existing debenture over the fixed and floating assets of the company, both present and future dated 23rd February 1991.

8.3          Against the existing Letter of Support from Hitox Corporation of America, USA (presently known as TOR Minerals International Inc., USA) dated 25th April 2000.

8.4          Against a new second legal charge for RM5,000,000-00 over industrial property held under H.S. (D) Ka 1376/75, Lot 70808 and H.S. (D) Ka 1377/75. Lot 70809, both in Mukim of Ulu Kinta, District of Kinta, Perak

9.             CONDITIONS FOR DRAWDOWN/UTILIZATION

9.1      Borrower is to submit to the Bank a full valuation report done by the Bank's panel valuer on the property charged to the Bank confirming the Open Market Value of the property is to be at lease RM8,000,000-00 or higher

9.2      In addition to the conditions precedent for drawdown as stipulated in the General Terms and Conditions annexed hereto, you shall also fulfill the following conditions precedent before you are allowed to drawdown on the Banking Facility:

NIL

9.3      If,

9.3.1       you shall fail to comply with any of the conditions precedent referred to in paragraph 9.1 above and/or in the General Terms and Conditions annexed hereto and/or any warranty or representation made by you to the Bank is incorrect, misleading or untrue; and/or

9.3.2       there has been a material adverse change in your condition, financial or otherwise after the date of this Letter of Offer;

you will not be entitled to utilize the Banking Facility and the Bank shall be entitled to cancel the Banking Facility hereby granted without any prior notice to you and you shall be liable to reimburse and/or indemnify the Bank for all costs and expenses (including legal costs and expenses) incurred by the Bank in connection with the approval and/or grant of the Banking Facility to you.

10.          OTHER TERMS AND CONDITIONS

10.1      You are to submit to the Bank a copy of your Audited Accounts for financial year ended 31st December 2012 latest by 31st May 2013.

10.2      The Banking Facility available to you at our Ipoh Branch is to be actively utilized. In addition, you are to maintain a satisfactory current account with us.

10.3      Utilization of Multi Trade Lines facilities is allowed to finance sales to your related companies as approved by the Bank as follows: -

(a)     TOR Minerals International, Inc. USA

(b)     TOR Processing & Trade B.V., Netherlands

10.4      The Bank reserves the right to disallow the continued utilization of the Banking Facility in the event that there are overdue payments.

10.5      If any of the provisions of this letter becomes invalid, illegal or unenforceable in respect of any law, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

10.6      Reference made to the Standby Letter of Credit in Annexure VI is not applicable to the Banking Facility.

11.          INFORMATION DISCLOSURE

The Bank shall have the right to provide any information on you and the Banking Facility to: -

11.1    Bank Negara Malaysia, and such other authorities as may be authorized by law to obtain such information;

11.2    companies within the RHB Capital Berhad Group of Companies;

11.3    any Security Party;

11.4    solicitors and/or other agents in connection with the preparation of any facility or security documents hereunder or any action or proceeding for the recovery of monies due and payable hereunder;

11.5    any potential assignee or other person proposing to enter into any contractual arrangement which requires the disclosure of such information; and

11.6    companies which are or which in the future may be subsidiaries of the Bank PROVIDED that the Bank shall take all reasonable care to ensure that such information shall remain confidential within the Bank's group of subsidiaries.

12.          AMENDMENT AND/OR ADDITIONAL TERMS AND CONDITIONS

12.1    The Bank may at any time hereafter at your request or at the Bank's absolute discretion grant additional banking facilities to you and/or convert and/or vary and/or substitute all or any of the Banking Facility hereby granted into another banking facility or facilities and, in any such event, the securities liabilities and/or obligations created pursuant to and by this Letter of Offer shall continue to be valid and binding for all purpose whatsoever up to the limit of the total banking facilities  advanced to you notwithstanding such addition or change before-mentioned but subject to such variations as shall be made known by the Bank to you and or implied by law or trade usage governing or applicable to the addition and/or  changes as aforesaid.

12.2    Notwithstanding any provisions to the contrary, the terms of this Letter of Offer may, at any time and from time to time, be varied or amended by the Bank at its absolute discretion with notice to you and thereupon such amendments and variations shall be deemed to become effective and the relevant provisions of this Letter of Offer shall be deemed to have been amended or varied accordingly and shall be read and construed as if such amendments and variations had been incorporated in and had formed part of this instrument at the time of execution hereof.

 13.          ANNEXURES

The terms and conditions set out in the Annexures I, IA, II, III, IV, V, VI, VII, VIII, IX, X and XI hereto form an integral part of this Letter of Offer and in the event of any conflict or discrepancy between the terms and conditions in this Letter of Offer and the terms and conditions in the Annexures, the terms and conditions in this Letter of Offer shall prevail.

Except as specifically amended or varied hereby, all terms and condition in our previous Letter of Offer and Facility Agreement(s), and in the security documents to secure the existing facilities shall remain in full force and effect and the Letter of Offer and Facility Agreement(s) and security documents as amended or varied by this Letter shall from and after the date hereof be read as a single integrated document incorporating the amendment(s) or variation(s) effected hereby.

Please indicate your acceptance of the Banking Facility upon the terms and conditions herein by signing the duplicate of this letter and returning the same to the Bank within fourteen (14) days from the date hereof. In addition, you are required to execute such loan/security documents, which the Bank's solicitors shall advise are necessary for the protection of the Bank's interest.

We thank you for giving us the opportunity to be of service to you.

Yours faithfully for RHB BANK BERHAD

Fazlina Othman Relationship Manager Corporate 2 Corporate Banking Division	Wan Amiruddin Wan Ahmad Vice President Head - Corporate 2 Corporate Banking Division

cc.  Mr. Lee Kee Wooi, Corporate Banking (Ipoh Region)

I/We, the undersigned hereby confirm that I/We have read the terms and conditions set out above and in the Annexures hereto and taken note of the same.  I/We hereby accept the Banking Facility upon the terms and conditions mentioned above and in the Annexures.  And, I/we hereby declare that I/we am/are not and none of our directors or managers are directly related as a spouse or child or parent to any of the directors officers or employees of the RHB Capital Berhad Group of Companies.

Signed for and on behalf of TOR Minerals (M) Sdn Bhd

(Name: ) (Designation: ) (NRIC No. : )	(Name: ) (Designation: ) (NRIC No. : )

RHB BANK BERHAD (6171-M)
RHB Bank Berhad Ref.	:	IPH 900052
Date of Letter of Offer	:	25th March 2013
Borrower	:	TOR Minerals (M) Sdn Bhd

ANNEXURE I

THE GENERAL TERMS AND CONDITIONS

1.             REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to the Bank that: -

1.1                all acts, conditions, things, approvals, consents, authorizations and licenses required to be done, fulfilled, performed or obtained to enable the Borrower to lawfully enter into and exercise its rights under and perform its obligations hereunder and any related documents executed by it have been done, fulfilled, performed or obtained and are in full force and effect;

1.2                the Borrower's acceptance of this Letter of Offer and the performance of the terms herein will not contravene any law, regulation, order or decree of any governmental authority, agency or court to which the Borrower is subject; and

1.3                the Borrower is not in default under any agreement to which the Borrower is a party or by which the Borrower may be bound and no litigation arbitration or administrative proceedings are presently current or pending or threatened against the Borrower.

2.             CONDITIONS PRECEDENT

2.1                The Banking Facility will be made available for the Borrower's utilization upon the fulfillment of the following conditions precedent: -

2.1.1       all loan/security documents which are required herein and/or such other documents as may be required by the Bank and/or its solicitors shall have been executed by the Borrower and/or the relevant security parties, duly stamped and registered at such registries as the Bank may deem necessary or expedient within thirty (30) days from the date of the acceptance of the Letter of Offer or such other time as may be stipulated by the Bank;

2.1.2       the Bank shall have received copies of the following documents certified as true and correct by the Borrower's secretary or director: -

(a)           all authorizations, licenses, approvals and consents which are necessary for the financing by the Bank hereunder, the carrying on of the Borrower's business and the execution of the security documents (if any);

(b)           the Borrower's Board of Directors' Resolution authorizing the acceptance and the borrowing of the Banking Facility and/or the execution of the loan/security documents (if any);

(c)           a copy each of the Borrower's (if applicable) certificate of incorporation and the Memorandum and Articles of Association and the Forms 24, 44, and 49 of the Companies Act 1965; and

(d)           specimen signatures, authenticated in such manner as the Bank may require, of the persons authorized to act on the Borrower's behalf in respect of the transactions hereunder.

2.1.3       the Borrower shall have paid all fees or charges payable or agreed to be paid by the Borrower to the Bank for or in connection with the Banking Facility including the preparation and perfection of the loan/security documents;

2.1.4       no Event of Default (as hereinafter stated) or no event which with the giving of notice or lapse of time or both would constitute an Event of Default shall have occurred or be continuing;

2.1.5       no extraordinary circumstances or change of law or other governmental action shall have occurred which makes it improbable that the Borrower will be able to observe or perform the covenants and obligations herein; and

2.1.6       the Bank's solicitors shall have made a search on the Borrower at the Companies Commission of Malaysia and the Director-General of Insolvency's Office and the results thereof shall have been satisfactory to the Bank.

2.2          In the case where guarantee(s) and/or other security ("the Security Document") is/are required by the Bank from third party(ies) ("the Security Party), the utilization of the Banking Facility shall also be subject to the fulfillment of the following additional conditions precedent: -

2.2.1       the Security Document shall have been duly perfected and forwarded to the Bank;

2.2.2       where the  Security Party is a body corporate, such Security Party shall have forwarded to the Bank copies of the following documents: -

                (a)           its Board of Directors' Resolution authorizing the execution of the Security Document;

(b)           a certified copy of its Certificate of Incorporation, Memorandum and Articles of Association and the Forms 24, 44, and 49 of the Companies Act 1965.

2.2.3       the Bank's solicitors shall have made a search on the Security Party at the Companies Commission of Malaysia and/or the Director-General of Insolvency's Office and the results thereof shall have been satisfactory to the Bank; and

2.2.4       all authorizations, approvals and consents which are necessary for the creation and delivery of the Security Document to the Bank hereunder, shall have been obtained and delivered to the Bank.

3.             AFFIRMATIVE COVENANTS

During the tenor of the Banking Facility the Borrower shall: -

3.1          furnish to the Bank all information reasonably required by the Bank in relation to the Borrower's business and financial position;

3.2          keep full, proper and up-to-date accounts and furnish to the Bank within one hundred and eighty (180) days from the end of each of the Borrower's financial year copies of the Borrower's annual report together with the balance sheet and profit and loss account duly audited and certified by a qualified independent auditor; and

3.3          notify the Bank of the occurrence of an Event of Default stipulated hereunder or of any event which would constitute an event of default in relation to any of the Borrower's other indebtedness.

4.             RESTRICTIVE COVENANTS

During the tenor of the Banking Facility the Borrower shall not, without the prior written consent of the Bank: -

4.1          add to, delete, vary or amend the Borrower's Memorandum and Articles of Association in any manner which would be inconsistent with the terms of this Letter of Offer;

4.2          change the nature of the Borrower's business;

4.3          sell, transfer, lease or otherwise dispose of a substantial part of the Borrower's capital assets or undertake or permit any merger, consolidation or reorganization;

4.4          enter into any transaction with any person firm or company except in the ordinary course of business and at arm's length commercial terms; and

4.5          decrease the Borrower's authorized or issued capital or alter the structure thereof or the rights attached thereto.

5.             VARIATION OF INTEREST RATES

5.1          The Bank shall be entitled at its sole and absolute discretion, without notice to the Borrower, vary at any time and from time to time the Base Lending Rate of the Bank and/or the margin of interest imposed above the Base Lending Rate and/or Cost of Funds of the Bank and/or commissions or other rates of interest chargeable PROVIDED THAT the Bank will endeavor to provide notice of such variation(s) in the following manner:

5.1.1       in respect of the Base Lending Rate of the Bank by displaying at the premises of the Bank a general notice of the change of the Base Lending Rate of the Bank addressed to the public generally and such display shall be deemed sufficient notice to the Borrower or by including a notice in the periodic statement of accounts sent to the Borrower or by any other modes deemed fit and proper by the Bank; and

5.1.2       in respect of the margin of interest imposed above the Base Lending Rate and/or Cost of Funds of the Bank and/or commissions by serving a notice in writing (which notice may be included in the periodic statements of account sent to the Borrower) on the Borrower of such change and such notice shall be deemed to have been sufficiently served on the Borrower if sent by ordinary mail to the Borrower's usual or last known place of residence/business or to the address above stated;

PROVIDED ALWAYS that the effective date of the change of the Base Lending Rate and/or margin of interest imposed above the Base Lending Rate and/or Cost of Funds and/or in the commissions or the other rates of interest chargeable shall be the date stipulated by the Bank at its sole absolute discretion.  And notwithstanding anything hereinbefore contained, any delay or failure on the part of the Bank to give notice in accordance with the provisions herein contained shall not absolve the Borrower from its obligation to pay the rate of interest and/or commissions determined by the Bank and such rate of interest so determined by the Bank shall be payable from such date as the Bank shall in its sole and absolute discretion stipulate.

5.2          The Bank shall be entitled at any time at its sole and absolute discretion with or without notice to the Borrower and without assigning any reason to change the fundamental basis of calculation of the Prescribed Rate (whether it be the Base Lending Rate, Cost of Funds or any other basis by whatsoever name called).

6.             CAPITALISATION OF INTEREST

Interest commission and fees remaining unpaid at the time when it shall become due and payable and all costs charges expenses and other moneys due and payable shall be added to the principal amount advanced under the Banking Facility and thereafter be treated as principal and be chargeable with interest at such rate at which interest shall from time to time and at any time be payable under this Letter of Offer. For the purpose of ascertaining whether the limit of the Banking Facility intended to be advanced or secured has been exceeded or not, all accumulated and capitalized interest shall be deemed to be interest and not principal.

7.             EVENTS OF DEFAULT

All monies outstanding under the Banking Facility together with interest thereon and all other monies relating thereto shall become immediately repayable by the Borrower upon demand being made by the Bank or upon the occurrence of any of the following events: -

7.1          the Borrower defaults in the payment of any money payable to the Bank after the same shall have become due whether formally demanded or not;

7.2          the Borrower defaults under any other provision herein which is not capable of remedy or which, being capable of remedy, is not remedied within fourteen (14) days after being required to do so by the Bank;

7.3          any representation, warranty or condition made or implied by the Borrower herein is incorrect or misleading in any material respect;

7.4          any license, authorization, approval, consent or permit which is required for the Borrower's business or the performance of the Borrower's obligations hereunder is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect;

7.5          any of the Borrower's indebtedness or the indebtedness of any of the Security Party becomes capable, in accordance with the relevant terms thereof, of being declared due prematurely by reason of a default by the Borrower or such Security Party of their respective obligations in respect of the same or the Borrower or any of the Security Party fail to make payment in respect thereof on the due date for such payment or if due on demand when demanded or the security for any such indebtedness becomes enforceable;

7.6          a petition be presented or an order be made or a resolution be passed for the Borrower's winding-up or the winding up of any of the Security Party which is a body corporate;

7.7          a receiver and/or manager or liquidator is appointed to take possession of the Borrower's properties or undertaking or the properties or undertaking of any of the Security Party which is a body corporate;

7.8          the Borrower or any of the Security Party which is a body corporate ceases or threatens to cease to carry on all or a substantial part of the Borrower's business or  the Security Party's business;

7.9          any judgment is obtained against the Borrower or any of the Security Party and no appeal against such judgment has been made to the appropriate appellate court within the time prescribed by law;

7.10        the Borrower or any of the Security Party who is an individual person commits any act of bankruptcy or becomes bankrupt or shall die or become insane;

7.11        if the Bank shall in its sole discretion consider that the Banking Facility or any of its security or its security position  in relation to the repayment of the Banking Facility to be in jeopardy; and

7.12        any other event or series of events whether related or not has or have occurred which in the opinion of the Bank (after discussion with the Borrower) could or might affect or prejudice the ability or willingness of the Borrower to comply with all or any of the Borrower's obligations hereunder.

8.             ILLEGALITY

If the Bank determines that the introduction or variation of any law, regulation or official directive (whether or not having the force of law) or any change in the interpretation or application thereof makes it unlawful for the Bank to maintain, fund or give effect to its obligations hereunder, the Bank shall forthwith give notice of such determination to the Borrower whereupon the Banking Facility to such extent shall be cancelled and the Borrower will forthwith upon notice from the Bank repay all monies outstanding under the Banking Facility together with interest thereon and all other monies agreed to be paid by the Borrower hereunder.

9.             INCREASED COSTS

Where the Bank determines that, as a result of the introduction or variation of any law, order, regulation or official directive (whether or not having the force of law), or any change in the interpretation or application thereof by any competent authority, or compliance with any request (whether or not having the force of law) from Bank Negara Malaysia or other fiscal, monetary or other authority, the cost to the Bank of making available or continuing to make available the Banking Facility is increased or the amount of any sum received or receivable by the Bank in respect of the Bank making or continuing to make available the Banking Facility or the effective return to the Bank under the Banking Facility is reduced or the Bank is obliged to make any payment (except in respect of tax on the Bank's overall net income) or forego any interest or other return on, or calculated by reference to, the amount of any sum received or receivable by the Bank from the Borrower under the Banking Facility, then the Bank shall notify the Borrower of the circumstances leading to the Bank's determination and: -

9.1          the Borrower shall on demand pay to the Bank such reasonable amounts as the Bank may from time to time and at any time notify the Borrower to be necessary to compensate the Bank for such additional cost, reduction, payment or foregone interest or return provided that nothing herein contained shall prevent the Borrower from taking all necessary steps to mitigate the effect of such increased cost; and

9.2          at any time thereafter, so long as the circumstances giving rise to the obligation to make the compensating payment continue, the Borrower may upon giving the Bank not less than thirty (30) days' notice, cancel the Banking Facility.

 10.          MARKET DISRUPTION

If in the opinion of the Bank, there has, since the date of this offer, been a change in national or international monetary, financial, economic or political conditions or currency exchange rates or exchange control which would render the Banking Facility temporarily or permanently commercially impracticable or impossible, the Bank shall notify the Borrower thereof, and: -

10.1        whilst such circumstances exist, no utilization of the Banking Facility will be allowed;

10.2        the Bank shall negotiate in good faith for an alternative basis acceptable to the Bank for continuing the Banking Facility; and

10.3        unless within thirty (30) days after the giving of such notice such circumstances cease to exist or an alternative basis acceptable to the Bank is arrived at, the Banking Facility shall be cancelled.

11.          LEGAL AND INCIDENTAL EXPENSES

The Borrower shall pay all legal fees and incidental expenses in connection with the preparation, stamping and registration of any security documents required by the Bank hereunder even though the said documents are not executed by the Borrower for any reason whatsoever. If any money payable under the Banking Facility is required to be recovered through any process of law, the Borrower shall be liable to pay the Bank's solicitors' fees (on a solicitor and client basis) and any other fees and expenses incurred in respect of such recovery.

12.          WAIVER AND INDULGENCE

The terms and conditions herein may be waived by the Bank in whole or in part with or without conditions at the discretion of the Bank without prejudicing the rights of the Bank hereunder and any failure by the Bank to enforce any of the provisions hereunder or any forbearance delay or indulgence granted by the Bank to the Borrower shall not be construed as a waiver of the Bank's rights hereunder.

13.          BANKING AND FINANCIAL INSTITUTIONS ACT, 1989

The approval of the Banking Facility to the Borrower shall be upon the condition that the Bank will not breach or contravene any law legislation or regulation including, without limiting the generality of the foregoing, the provisions of Section 62 of the Banking And Financial Institutions Act, 1989 or any other provisions thereof. In the event any such relationship is established or discovered now or in the future the Bank reserves the right forthwith to terminate and recall the Banking Facility.

14.          DUTY TO VERIFY STATEMENTS OF ACCOUNTS/CERTIFICATE OF BANK

The Borrower shall verify all statements of accounts sent to the Borrower by the Bank and immediately revert to the Bank in the event of any discrepancy in such statements of accounts failing which they shall be deemed to be conclusive and binding against the Borrower. A statement by the Bank and signed by any of its officers as to what at any time is the amount outstanding and rate of interest chargeable shall, save for manifest errors be final and conclusive and shall not be questioned by the Borrower on any account whatsoever.

 15.          SET OFF/COMBINATION OR CONSOLIDATION OF ACCOUNTS

15.1        The Bank shall be entitled (but shall not be obliged) at any time and without notice to the Borrower to combine, consolidate or merge all or any of the Borrower's accounts and liabilities with and to the Bank anywhere whether in or outside Malaysia, alone or jointly with any other person and may transfer or set off any sums in credit in such accounts in or towards satisfaction of any of the Borrower's liabilities whether actual or contingent, primary or collateral notwithstanding that the credit balances on such accounts and the liabilities on any other accounts may not be expressed in the same currency and the Bank is hereby authorized to effect any necessary conversions at the Bank's own rate of exchange then prevailing.

15.2        Without prejudice to the generality of the above, the Bank further reserves the right at any time and without notice to the Borrower to debit any of the Borrower's accounts (whether in credit or debit) with the Bank for all payments due and payable by the Borrower howsoever to the Bank.

 16.          SUSPENSE ACCOUNT

Any money received by the Bank in respect of the Banking Facility may be kept to the credit of a suspense account for so long as the Bank thinks fit without any obligation in the meantime to apply the same or any part thereof in or towards settlement of any liabilities due by the Borrower to the Bank.

xxxxxxxxx END OF ANNEXURE xxxxxxxxxx

RHB BANK BERHAD (6171-M)
RHB Bank Berhad Ref.	:	IPH 900052
Date of Letter of Offer	:	25th March 2013
Borrower	:	TOR Minerals (M) Sdn Bhd

ANNEXURE IA

ADDITIONAL GENERAL TERMS AND CONDITIONS

1.             During the tenor of the Banking Facility the Borrower shall: -

(i)            permit at all times the Bank, its officers, servants and/or agents to inspect all records of the Borrower at any office, branch or place of business of the Borrower or elsewhere and all records kept by any other authorities or persons in so far as such records relate to or affect the businesses and the properties of the Borrower and for the purpose of such inspection, give to or procure for the Bank and any officer, servant and/or agent of the Bank such written authorizations as may be required by the Bank;

(ii)                 notify the Bank in the event the Borrower creates any form of charge, mortgage, debenture, pledge, lien, encumbrances or security interest of whatever nature or permit to exist any caveat or prohibitory order or both in respect of any of the Borrower's properties;

(iii)                ensure that all loans or advances from its directors, shareholders and Related Corporation are subordinated to the Indebtedness;

(iv)               in the event the Borrower or any of its subsidiaries or related companies (present and future) ("the Borrower Group of Companies) requires any banking, financial, investment and/or advisory products or services (collectively "the Products") which is offered by the RHB Capital Berhad Group of Companies in its normal course of business, the Borrower shall offer or cause the Borrower Group of Companies to offer the relevant RHB Capital Berhad Group of Companies the right of first refusal to provide the Products to the Borrower or the Borrower Group of Companies; and

(v)                 notify the Bank of any change in the Borrower's Board of Directors or its management.

2.             During the tenor of the Banking Facility the Borrower will not, without the prior written consent of the Bank:-

(i)                   enter into any partnership, profit-sharing or royalty agreement whereby the Borrower's income or profits are, or might be, shared with any other person, firm or company;

(ii)                 enter into any management contract or similar arrangement whereby the Borrower's business or operations are managed by any other person, firm or company;

(iii)                lend or make advances  to any person other than in the normal course of business;

(iv)               lend or make advances  to any person other than to its subsidiaries or related companies (both as defined in the Companies Act, 1965);

(v)                 create any form of charge, mortgage, debenture, pledge, lien, encumbrances  or security interest of whatever nature or permit to exist any caveat or prohibitory order or both in respect of any of the Borrower's properties;

(vi)               declare and pay any dividend or other distribution whether of an income or capital nature (but such consent of the Bank will not be unreasonably withheld); and

(vii)              change the Borrower's major or controlling shareholding or partnership structure.

xxxxxxxxx END OF ANNEXURE xxxxxxxxxx

RHB BANK BERHAD (6171-M)
RHB Bank Berhad Ref.	:	IPH 900052
Date of Letter of Offer	:	25th March 2013
Borrower	:	TOR Minerals (M) Sdn Bhd

ANNEXURE II

TERMS AND CONDITIONS RELATING TO OVERDRAFT FACILITY ("OD FACILITY")

(i)            Utilization of the OD Facility shall be in such manner as the Bank may from time to time prescribe and in accordance with the normal usages and practices of banking in Malaysia.

(ii)           The Borrower's overdraft account must be operated actively and within the approved limit at all times and the Bank reserves the right to close the said account and to recall the OD Facility in the event the Borrower's account is blacklisted under the Biro Maklumat Cek (BMC) guidelines.

xxxxxxxxx END OF ANNEXURE xxxxxxxxxx

RHB BANK BERHAD (6171-M)
RHB Bank Berhad Ref.	:	IPH 900052
Date of Letter of Offer	:	25th March 2013
Borrower	:	TOR Minerals (M) Sdn Bhd

ANNEXURE III

TERMS AND CONDITIONS RELATING TO REVOLVING CREDIT FACILITY ("RC FACILITY")

(i)            Subject to the availability of funds, each Drawing shall be made upon receipt by the Bank of a Drawdown Notice substantially in the form prescribed by the Bank in Schedule 1 below and shall be for one of the Interest Periods stated in the Letter of Offer. The Drawdown Notice must be received at least three (3) business days before the intended drawdown date.

(ii)           During the tenor of the RC Facility the Borrower may, by giving to the Bank a Rollover Notice in the form prescribed by the Bank in Schedule 2 below, request a rollover of a Drawing for the duration of a further Interest Period as provided in the Letter of Offer and the Bank may upon receipt of the Rollover Notice and subject to the availability of funds rollover such Drawing for the further Interest Period selected by the Borrower PROVIDED THAT: -

(a)           the Rollover Notice shall have been received by the Bank at least three (3) business days before the last day of the Interest Period for the Drawing requested to be rolled over;

(b)           all accrued interest on the said Drawing shall have been paid.

(iii)          Notwithstanding anything herein or in the Letter of Offer contained, the Bank reserves the right to limit the Interest Period of a Drawing or a rollover of a Drawing to such period as the Bank may determine and further in addition thereto the Bank shall be at liberty at its sole and absolute discretion without having to give any reasons therefore refuse to rollover a Drawing despite having received a Rollover Notice from the Borrower.

(iv)               The Borrower shall execute and furnish to the Bank an "Indemnity For Taking Instructions" for execution of RC Facility through facsimile instruction as per Schedule 2.

xxxxxxxxx END OF ANNEXURE xxxxxxxxxx

SCHEDULE 1

RC Facility Drawdown Notice

[To be typed onto the letter head of the Borrower]

To           :  RHB Bank Bhd

[Date      :                            ]

Revolving Credit ("RC") Facility of [ RM                                      ]

We refer to the RC Facility constituted by a *facility agreement/your Letter of Offer dated
(the "Facility Agreement") between (1) ourselves and (2) RHB Bank Berhad (as Lender).  Terms defined or used in the Facility Agreement have the same meanings herein.

We hereby:

(1)           give notice that we wish to make a RC Drawing of RM                                                  on the RC Facility on                           having a maturity date [ insert the Interest Period] months after the date of the RC Drawing (the "Maturity Date");

(2)                 request you to remit the RC Drawing to [ insert details of the relevant account of Borrower];

(3)                 confirm that no Event of Default or any potential Event of Default has occurred and no Event of Default or potential Event of Default would occur if this RC Drawing is made;

(4)                 confirm that there has been no material adverse change in our financial conditions since the date referred to in the Facility Agreement; and

(5)                 confirm that each of the warranties set out in the Facility Agreement remains accurate at the date of this RC Drawing as if given on that date by reference to the facts and circumstances then existing.

Yours faithfully
for and on behalf of

[Name of the Borrower]
By its Authorized Signatory

Name:

SCHEDULE 2

RC Facility Rollover Notice

[To be typed onto the letter head of the Borrower]

To           :  RHB Bank Bhd

[Date      :                            ]

Revolving Credit ("RC") Facility of [ RM                                      ]

We refer to the RC Facility constituted by *a facility agreement/your Letter of Offer dated
(the "Facility Agreement") between (1) ourselves and (2) RHB Bank Berhad (as Lender).  Terms defined or used in the Facility Agreement have the same meanings herein.

We hereby:

(1)           give notice that we wish to rollover a RC Drawing of Ringgit Malaysia ____________  (RM _______) on _____________, the Rollover is to have a maturity date [ insert the Interest Period] months after the date of the Rollover;

(2)           confirm that no Event of Default or any potential Event of Default has occurred and no Event of Default or potential Event of Default would occur if this Rollover is made;

(3)           confirm that there has been no material adverse change in our financial conditions since the date referred to in  the Facility Agreement; and

(4)           confirm that each of the warranties set out in the Facility Agreement remains accurate at the date of this RC Drawing as if given on that date by reference to the facts and circumstances then existing.

Yours faithfully
for and on behalf of

[Name of the Borrower]
By its Authorized Signatory

Name:

xxxxxxxxx END OF ANNEXURE xxxxxxxxxx

RHB BANK BERHAD (6171-M)
RHB Bank Berhad Ref.	:	IPH 900052
Date of Letter of Offer	:	25th March 2013
Borrower	:	TOR Minerals (M) Sdn Bhd

ANNEXURE IV

LETTER OF CREDIT FACILITY ("LC FACILITY") AND TRUST RECEIPT FACILITY ("TR FACILITY")

(i)                   The LC and/or TR Facility may be utilized by signing the Bank's application form.

(ii)           No utilization of the LC and/or TR Facility will be permitted if, following such utilization, the aggregate of all the sums outstanding in respect of the LC and/or TR Facility and other trade facilities of which the LC and/or TR Facility forms a part would exceed the aggregate limit prescribed by the Bank or any sub-limit specifically imposed by the Bank for the LC and/or TR Facility unless the Bank shall agree to the contrary.

xxxxxxxxx END OF ANNEXURE xxxxxxxxxx

RHB BANK BERHAD (6171-M)
RHB Bank Berhad Ref.	:	IPH 900052
Date of Letter of Offer	:	25th March 2013
Borrower	:	TOR Minerals (M) Sdn Bhd

ANNEXURE V

BANKERS ACCEPTANCE FACILITY ("BA FACILITY")

(i)                   No Bankers Acceptance shall have a tenor of less than twenty-one (21) days or such other period as the Bank may specify from time to time or exceed the period as stated in the Letter of Offer.

(ii)                 The acceptance by the Bank of the Bankers Acceptance drawn by the Borrower is at the sole discretion of the Bank.

(iii)          No Bankers Acceptance shall be issued by the Bank if, following such issue, the aggregate of all the sums outstanding in respect of the BA Facility and other trade facilities of which the BA Facility forms a part thereof would exceed the aggregate limit prescribed by the Bank or any sub-limit specifically imposed by the Bank for the BA Facility unless the Bank shall agree otherwise.

xxxxxxxxx END OF ANNEXURE xxxxxxxxxx

RHB BANK BERHAD (6171-M)
RHB Bank Berhad Ref.	:	IPH 900052
Date of Letter of Offer	:	25th March 2013
Borrower	:	TOR Minerals (M) Sdn Bhd

ANNEXURE VI

BANKERS GUARANTEE ("BG") / SHIPPING GUARANTEE ("SG") / STANDBY LETTER OF CREDIT ("SBLC") FACILITY

(i)                   Any shipping or bankers guarantee to be issued by the Bank shall be in such form and shall contain such terms as the Bank may at its sole and absolute discretion deem fit.

(ii)                 There shall be no refund by the Bank of any commission paid by the Borrower to the Bank upon any early cancellation or release or premature return of any shipping or bankers guarantee.

(iii)                No shipping or bankers guarantee shall be issued by the Bank if, following such issue, the aggregate of all the sums outstanding in respect of the SG Facility and/or the BG Facility and other trade facilities of which the SG Facility and/or the BG Facility forms a part thereof would exceed the aggregate limit prescribed by the Bank or any sub-limit specifically imposed by the Bank for the SG Facility and the BG Facility unless the Bank shall agree otherwise.

(iv)               In the event that the Bank shall be required to make any payment under or pursuant to or arising from any shipping or bankers guarantee issued by the Bank pursuant to the SG Facility or the BG Facility, the Borrower shall pay interest to the Bank at the applicable Default Rate (both before as well as after judgment or demand) on all moneys paid by the Bank commencing from the date such moneys are first paid out by the Bank up to the date of the Bank's actual receipt of the full amount thereof from the Borrower.

xxxxxxxxx END OF ANNEXURE xxxxxxxxxx

RHB BANK BERHAD (6171-M)
RHB Bank Berhad Ref.	:	IPH 900052
Date of Letter of Offer	:	25th March 2013
Borrower	:	TOR Minerals (M) Sdn Bhd

ANNEXURE VII

Bills Purchased Facility ("BP Facility'')

(i)                   The Borrower may present foreign/domestic bills to the Bank for purchase and the Bank may as its sole and absolute discretion purchase such bills offered by the Borrower under the BP Facility.

(ii)                 Without prejudice and in addition to any rights or remedies which the Bank may be entitled to, the Bank may, at its sole and absolute discretion debit the Borrower's current or overdraft account maintained with the Bank with the face value of the  bills purchased by the Bank under the BP Facility which has been returned to the Bank unpaid and the Borrower hereby irrevocably and unconditionally consents to the Bank so doing and such amounts debited shall become immediately due and payable and failing payment, interest at the applicable Default Rate, shall be charged from the due date until the date the Bank receives full payment (both before as well as after judgment or demand).

(iii)          The Borrower acknowledges and accepts that notwithstanding any other provision to the contrary, the Bank reserves the right not to accept any bill drawn or issued by the Borrower for payment under the BP Facility at the Bank's sole and absolute discretion.

xxxxxxxxx END OF ANNEXURE xxxxxxxxxx

RHB BANK BERHAD (6171-M)
RHB Bank Berhad Ref.	:	IPH 900052
Date of Letter of Offer	:	25th March 2013
Borrower	:	TOR Minerals (M) Sdn Bhd

ANNEXURE VIII

EXPORT CREDIT REFINANCING FACILITY ("ECR FACILITY")

(i)            The Borrower may, subject to the provisions of this Letter of Offer, utilize the ECR Facility (Pre-Shipment/Post-Shipment) in such manner and upon such conditions as the Bank may from time to time prescribe.

(ii)           Notwithstanding the aforesaid utilization of the ECR Facility is subject to EXIM Bank's guidelines as amended from time to time.

(iii)          The Borrower shall not utilize the ECR Facility (Pre-Shipment/Post-Shipment) if upon such utilization, the aggregate of all the sums outstanding in respect of the ECR Facility (Pre-Shipment/Post-Shipment) and other trade facilities of which the ECR Facility (Pre-Shipment/Post-Shipment) forms a part thereof would exceed the aggregate limit prescribed by the Bank or any sub-limit specifically imposed by the Bank for the ECR Facility (Pre-Shipment/Post-Shipment) unless the Bank shall agree otherwise.

xxxxxxxxx END OF ANNEXURE xxxxxxxxxx

24

RHB BANK BERHAD (6171-M)
RHB Bank Berhad Ref.	:	IPH 900052
Date of Letter of Offer	:	25th March 2013
Borrower	:	TOR Minerals (M) Sdn Bhd

ANNEXURE IX

TERMS AND CONDITIONS ON FOREIGN EXCHANGE DEALING & SETTLEMENT

1.0      DEFINITIONS

1.1          In these Terms and Conditions the following terms shall have the meaning assigned thereto as follows:-

1.1.1       "Acceptable Currency" means any currency at any relevant time acceptable to the Bank.

1.1.2           "Account" means that account or accounts opened by the Customer with the Bank, whether current or otherwise, and into which all amounts payable or receivable in respect of any Foreign Exchange Contract shall be credited or debited respectively.

1.1.3           "Contract Loss" means all losses, including but not limited to funding costs and loss of bargain suffered by the Bank, upon termination of any Foreign Exchange Contract.

1.1.4           "Cost of Funds" means the cost to the Bank of obtaining deposits from whatever sources to fund the Foreign Exchange Contract Line, plus the cost of maintaining statutory reserves and complying with liquidity and other requirements imposed from time to time and at any time by Bank Negara Malaysia or other appropriate authorities.

1.1.5           "Foreign Exchange Contract" means value today, value tomorrow, spot and forward foreign exchange contracts.

1.1.6           "Foreign Exchange Contract Line (FXCL)" is defined as a limit established by the Bank for a Customer to govern the outstanding amount of Spot and/or Forward Foreign Exchange contracts concluded with the Bank.

1.1.7           "Forward Foreign Exchange Contract" is defined as a contract for the purchase or sale of foreign currency for delivery after two (2) business days but not exceeding twelve (12) months delivery from the date of the deal, including outright forward contracts, swaps, futures, options, financial derivatives and any other arrangement to obtain a foreign currency, whether settlement is to be made in full or on a net basis.  Notwithstanding the aforementioned, the term "Forward Foreign Exchange Contract" shall also include foreign exchange contracts where the tenure exceeds twelve (12) months and is in compliance with ECM 2 of the Foreign Exchange Administration Rules of Malaysia ("ECM") Notices.

1.1.8           "Maturity Date" means the date on which a Customer is contractually obliged to settle its obligations under a Foreign Exchange Contract.

1.1.9           "Historical Rate" means the buying/selling spot or forward rate then applicable for a sale/purchase contract quoted by the Bank as at the date of concluding such contract.

1.1.10       "Prevailing Market Rate" means, on any day, the prevailing buying/selling spot or forward rate for a sale/purchase contract quoted by the Bank on such day.

1.1.11       "Rollover" means an extension of a Forward Foreign Exchange Contract to mature at another future date.

1.1.12       "Same Day Settlement" refers to the simultaneous settlement of Foreign Exchange Contract transactions on value date at different locations without taking into account of time zone differences.

1.1.13       "Settlement Limit" refers to the daily maximum Foreign Exchange Contract amount that the Bank is willing to settle with a Customer on any one business day.

1.1.14       "Spot Foreign Exchange Contract" is defined as a contract for the purchase or sale of foreign currency where delivery is two (2) business days from the date of the deal.

1.1.15       "Threshold Amount" means when a maturing Forward Foreign Exchange Contract is closed out on the relevant Maturity Date by using the Prevailing Market Rate, the difference between the amount which would have been payable for the Forward Foreign Exchange Contract had the same been closed out by using the Historical Rate and the amount payable for the Forward Foreign Exchange Contract calculated at the Prevailing Market Rate.

1.2          In these Terms and Conditions, unless there is something in the subject or context inconsistent with such construction or unless it is otherwise expressly provided, any reference to the singular shall include the plural and vice versa.

2.0      DOCUMENTARY REQUIREMENTS

2.1       To deal in Foreign Exchange Contracts, Customer must provide the Bank with its Directors' Resolution confirming: -

2.1.1       that all verbal, fax or written instructions to the Bank on Foreign Exchange Contracts shall be valid and binding instructions to the Bank; and

2.1.2       the appointment of personnel (to be named therein) whose specimen signatures are to be provided therein, and who are thereby authorized to give instructions on Foreign Exchange Contracts, money market transactions, funds transfer and settlement (Note : The Bank must be notified immediately, in writing, of any changes to this list).

3.0      BUSINESS HOURS

3.1      Customer may deal in Foreign Exchange Contracts with the Bank within the Bank's business hours in Kuala Lumpur (i.e. from 9.00 a.m. to 5.00 p.m.) on any day other than Saturdays, Sundays and public holidays in Kuala Lumpur ("Business Hours").  The Bank reserves the right to vary the Business Hours at its absolute discretion without prior notice to the Customer.

4.0      COMPLIANCE WITH FOREIGN EXCHANGE ADMINISTRATION RULES OF MALAYSIA (ECM) NOTICES

4.1          Customer shall comply with requirements stipulated in the ECM Notices issued by Bank Negara Malaysia ("BNM") from time to time, particularly ECM 2 as well as the ECM Notices pertaining to Rollover of Forward Foreign Exchange Contracts, and shall bear the consequence(s) arising thereof if there is a contravention.

4.2          Prior to entering into a Foreign Exchange Contract and unless the Bank agrees otherwise, the Customer shall be required to furnish the Bank with evidence of its compliance with the ECM requirements and such documents shall include, but not be limited to, documents as shall be necessary to evidence a firm underlying commitment to transact in foreign currency funds, for any Foreign Exchange Contract that has been established.

4.3      If Customer is exempted from the requirements specified in ECM Notices, Customer shall provide the Bank proof of such exemption from Bank Negara Malaysia prior to any dealing.

5.0      DEALING

5.1          Procedures

5.1.1           All Foreign Exchange Contract dealings between the Bank's authorized dealer or officer and the Customer shall be conducted by telephone or such other mode as may be stipulated by the Bank.  An irrevocable and binding contract shall be deemed concluded once the terms of the Foreign Exchange Contract have been verbally agreed upon by the Customer or in the case of Foreign Exchange orders, once the Bank verbally confirms the status of fulfilled Foreign Exchange orders, and the Customer shall honor the deal on the relevant Maturity Date.

5.1.2           Pursuant to Clause 5.1.1 above, the Customer hereby acknowledges confirms and agrees that all verbal exchanges and confirmations with the Bank shall be recorded by the Bank and that such recordings shall be admissible in court as evidence of the Foreign Exchange order placed and/or Foreign Exchange Contract concluded in the manner set out above.  In the event of any dispute, the Bank shall be entitled to rely on the use of recorded conversation between the Customer and the Bank as evidence to substantiate its stand on the dispute.

5.1.3           The Bank will send a confirmation advice to the Customer ("Confirmation Advice") by facsimile transmission or by post, on the Forward Foreign Exchange Contract concluded or upon the confirmation of fulfilled Foreign Exchange orders, in the manner set out in Clause 5.1.1 above, for the Customer's acknowledgement.  The Customer's acknowledgement of the Confirmation Advice on the copy thereof or any notification of any discrepancy in the Confirmation Advice (which shall be conveyed to the Bank in writing) must be faxed or sent by the Customer to the Bank's Treasury Operations Department not later than 5 p.m. of the following day on which the Bank is open for business, failing which all the information contained in the Confirmation Advice shall be deemed to be correct and binding on the Customer.

5.1.4           It is hereby agreed between the parties that the Customer's execution of the fax copy of the Confirmation Advice which is faxed back to the Bank shall be admissible in court as evidence of the acceptance of the same and shall be considered an original and primary document.  It is further agreed that a good transmission report generated by the facsimile of either party shall be deemed good service and simultaneous receipt thereof.

5.1.5           Any omission, failure and/or delay by the Bank or the Customer to follow the procedures set out in this Clause 5.1 shall not affect or prejudice the rights and remedies of the Bank under the contract concluded in the manner set out in Clause 5.1.1 above.

5.2      Independent Judgment

5.2.1       The Customer hereby acknowledges and confirms that each Foreign Exchange Contract has been or will be entered into in reliance only upon its own independent judgment

5.2.2       The Customer further agrees that it shall be solely and fully responsible for monitoring its position(s) at all times and the Bank shall not be held liable to the Customer for any loss, damage, expense or liability incurred by the Customer if the Bank does not notify the Customer of its current position(s) and/or of any loss or potential loss or reduction in value in any security or of any matter or thing whatsoever.

5.3      Liability For Loss

The Bank shall not be held liable or responsible for any loss or damages (including without limitation loss of income, profits, direct or indirect, consequential or special damages), expenses or liabilities whatsoever and howsoever incurred or sustained by the Customer arising out of or in connection with the Customer's dealing in Foreign Exchange Contract with the Bank.

6.0      ROLLOVER

6.1      Conditions

6.1.1           Any request for Rollover of a Forward Foreign Exchange Contract upon maturity must be received by the Bank's authorized dealer or officer not later than 2.00 p.m. on the relevant Maturity Date, together with valid reasons to support such request for an extension. The Bank reserves the absolute right to refuse a Rollover without assigning any reason therefore.

6.1.2           The new Forward Foreign Exchange Contract shall be rolled over at the Prevailing Market Rate except where the Threshold Amount is RM10,000-00 or less, in which event, the Forward Foreign Exchange Contract may be rolled over at the Historical Rate.  Cash settlement shall not take place where Rollover is at the Historical Rate and the Customer hereby indemnifies the Bank against any losses (including but not limited to funding cost) arising from the difference in the exchange rates.

6.1.3           Where Rollover is at the Prevailing Market Rate, cash settlement of the Threshold Amount must be effected on the Maturity Date.

6.1.4           The Bank shall mark to market the Forward Foreign Exchange Contract from time to time to monitor the potential losses/gains of the Customer. If on Rollover the Customer incurs a loss, the loss will be debited to the Customer's Account and the Customer agrees that the Bank's determination/calculation in this matter shall be final and binding on the Customer.

7.0      PAYMENTS

7.1          All payments due to the Bank under these Terms and Conditions shall be in cleared funds and must be received by the Bank before the close of business of the Bank in Malaysia on the due date in the currency in which the advances by the Bank is denominated or such currency as specified by the Bank.  Payments due must be made in full and without any deduction, counterclaim, set-off or withholding, including but not limited to any taxes, charges, commissions (particularly in the case of outstation remittances) or duties payable, exchange costs/losses in respect thereof and/or any charges passed on to the Bank.

7.2      In the event any amount payable by the Customer under any Foreign Exchange Contract or these Terms and Conditions (including without limitation, any Contract Loss) has not been paid, the Bank shall be entitled on such date to debit the Account in such amount in the Acceptable Currency, at a rate of exchange to be determined by the Bank provided that no debiting shall be deemed to be a payment of the amount due (except to the extent of any amount in credit in the Account) or a waiver of any event of default to pay hereunder. The Customer hereby agrees and undertakes to maintain sufficient funds in the Account for the aforesaid purpose.

7.3      Where such debiting as provided for in Clause 7.2, results in the Account being overdrawn, the Customer shall pay interest on the overdrawn amount(s) at such rate of interest as may be determined by the Bank from time to time with respect to the overdrawn amounts.

8.0      CANCELLATION

8.1      The Bank reserves the right to cancel any Foreign Exchange Contract which in its opinion contravenes the provisions of ECM Notices. The Customer may also cancel a concluded Foreign Exchange Contract by giving written notice with reasons for such cancellation to the Bank. Such notice may be sent to the Bank via facsimile transmission. Any losses arising from such cancellation whether by the Bank or the Customer shall be borne solely by the Customer.

9.0      SETTLEMENT

9.1          The Bank may establish a Settlement Limit for Customer to govern all Foreign Exchange Contract dealings and Same Day Settlement shall be subject to the availability of the Customer's Same Day Settlement Limit (if any).

9.2          Complete settlement instructions in writing and duly signed by an authorized person of the Customer must be given to the Bank before the relevant cut-off time (as shall be notified by the Bank to the Customer).  Remittance of funds shall also be subject to prior receipt of cash settlement from the Customer under the relevant Foreign Exchange Contract before 12.00 p.m. on the Maturity Date or such other time as may be notified by the Bank from time to time, failing which the Bank shall not be obliged to effect any remittance in accordance with the settlement instructions.

9.3          If settlement instructions reach the Bank after the stipulated cut-off time, the Bank shall only remit funds on a best effort basis. The Bank shall not be responsible for and the Customer shall keep the Bank fully indemnified against all losses, costs expenses or interest charges (if any) arising out of or in connection with the same.

10.0    COST, EXPENSES AND INDEMNITY

10.1      The Customer shall on demand, pay to the Bank all costs losses and expenses incurred or to be incurred by the Bank in connection with the Foreign Exchange Contract Line and/or any Foreign Exchange Contract (including all legal fees on a solicitor-client basis, stamp, documentary and other duties and taxes and any penalty in respect thereof, where applicable), including the processing, implementation, completion and/or enforcement of the Bank's rights thereunder.

10.2      The Customer hereby agrees to indemnify, defend and hold the Bank harmless against any and all claims demands suits actions judgments damages costs losses expenses (including legal fees and expenses on a solicitor and client basis) and other liabilities whatsoever and howsoever caused that may arise or be incurred by the Bank in connection with: -

10.2.1       the Customer's default negligence failure or omission (including but not limited to the provision of inaccurate misleading erroneous and/or fraudulent information and/or instructions) in performing and observing any of its obligations under these Terms and Conditions and/or any Foreign Exchange Contract, in particular the Customer's obligations to honor the Foreign Exchange Contract on the relevant Maturity Date and/or under Clause 9.3 herein;

11.0    REMEDIES

11.1    If performance by the Bank of any Foreign Exchange Contract shall be delayed beyond the control of the Bank, the time for performance by the Bank shall be extended by a period equal to that during which performance shall be so delayed.

12.0        TIME

12.1    Time wherever mentioned herein is of the essence.

13.0    AMENDMENT TO AND WAIVER OF TERMS AND CONDITIONS

13.1    The Bank reserves the right to amend and/or waive any of these Terms and Conditions in part or in whole at any time and from time to time, at its absolute discretion or arising from new guidelines implemented by The Association of Banks in Malaysia and/or Bank Negara Malaysia.  Any waiver by the Bank shall be without prejudice to the right of the Bank to assert such Terms and Conditions in whole or in part at any time or from time to time thereafter.

xxxxxxxxx END OF ANNEXURE xxxxxxxxxx

RHB BANK BERHAD (6171-M)
RHB Bank Berhad Ref.	:	IPH 900052
Date of Letter of Offer	:	25th March 2013
Borrower	:	TOR Minerals (M) Sdn Bhd

ANNEXURE X

PROMISSORY NOTE FINANCING FACILITY ("P-Note")

(i)                   You may request the Bank to provide financing by way of Promissory Note by submitting to the Bank a duly completed application in the Bank's

(ii)                 Promissory Note may be drawn by you for financing thereof under the P-Note Facility upon your presentation to the Bank the P-Note for financing by the Bank whereupon the Bank will, subject to the availability of funds pay to you the full proceeds less the handling commission and all other costs and expenses, if any, which the Bank may incur.

(iii)                Promissory Note drawn by you for financing by the Bank under the P-Note Facility shall be for the purpose as stated in the Letter of Offer.

(iv)               The Bank may finance the Promissory Note subject to the following conditions:-

(a)     you have not and will not obtain another source of financing for the trade transaction concerned and the Promissory Note is for financing your trade transaction, namely imports to and exports from Malaysia and domestic trade; and

(b)     delivery to the Bank of such documentary evidence of the trade transaction as may be required by the Bank.

(iv)               If the Bank agrees to finance a Promissory Note then it will do so at the rate as the Bank may determine at the time of financing.

(v)                 In the event that you have not made early settlement and/or partial settlement prior to maturity, you shall make payment of the full face value of the Promissory Note plus the financing interest to the Bank on the maturity date of the Promissory Note.  No days of grace are allowed for settlement of a Promissory Note.

(vi)               No Promissory Note shall have a tenor of less than fourteen (14) days or such other period as the Bank may specify from time to time nor exceed the period as stated in the Letter of Offer.

(vii)              Promissory Note may be used to finance your usance Letter of Credit for export purposes or sight/usance Letter of Credit for import purposes and the financing by the Bank of the Promissory Note is at the discretion of the Bank.

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RHB BANK BERHAD (6171-M)
RHB Bank Berhad Ref.	:	IPH 900052
Date of Letter of Offer	:	25th March 2013
Borrower	:	TOR Minerals (M) Sdn Bhd

ANNEXURE XI

TERMS AND CONDITIONS RELATING TO FOREIGN CURRENCY TRADE FINANCING (FCTF)

1.                   The granting of FCTF facility shall be subject to the following:-

•         The facility is for the purpose of financing the applicant's trade transactions invoiced in currencies acceptable to the Bank.

•         In the case where the financing required is of a different currency than that of the invoiced currency (cross currency), the applicant must be a net exporter having receivables in the currency of the loan.

•         Applicant shall have read and understood the Risks Awareness Statement for FCTF and acknowledge the risks in undertaking FCTF transactions prior to drawdown.

2.                   The underlying transaction is a bona fide transaction and the goods to which it relates area being sold or purchased pursuant to contracts which are in full force and effect.  No other acceptance and/or types of financing are or had been or will be obtained for the same underlying transaction.

3.                   The drawdown of FCTF by the applicant is always subject to availability of funds to the Bank.

4.                   Where FCTF is granted to finance cross currency transactions, the applicant shall deem to have understood that the exposure to foreign exchange risks is greater as there is greater room for foreign exchange fluctuation compared to a typical FCTF transaction.  The Bank shall earmark 110% of the invoice amount from the applicant's FCTF facility for such drawdown.

5.                   Drawings under the facility will be paid directly to the beneficiary or supplier of the goods named in the trade documents unless the applicant furnish documentary evidence to the Bank that the applicant had paid for the same in which case the amount will be paid to the applicant.

6.                   Prepayment of FCTF loan is allowed subject to applicant bearing the break funding costs.

7.                   Upon maturity of the draft drawn on the applicant by the Bank in relation to the financing of the relevant transaction the applicant shall pay to the Bank the full value of the said draft together with accrued interest and other charges thereon.  The Bank shall be entitled to convert into Ringgit at the Bank's counter rate of exchange all foreign currency loans drawn under the facility and not paid on their maturity date.

8.                   Notwithstanding anything herein contained the Bank shall be entitled without notice to the applicant to debit such amount into the applicant's Multi-Currency Account or current account as may be applicable, maintained by the applicant with the Bank.  The applicant shall at all times ensure that there are sufficient funds in such account for the aforesaid purpose.

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9.                   The Bank shall be entitled at its absolute discretion to convert into Ringgit or other foreign currency equivalent for payment by or receipt for the applicant in foreign currency at the Bank's prevailing counter rate of exchange.

10.                The Bank assumes no liability or responsibility for the accuracy or authenticity of the trade documents furnished by the applicant to the Bank.  The Bank shall not be liable for any loss, damage, expense or liability incurred by it by reason of the Bank relying on any documents believed to be genuine and correct and purportedly signed by an authorized personnel.

11.                The applicant indemnify and keep the Bank indemnified against any losses damages costs and expenses (including legal costs) which the Bank may incur suffer or sustain as a consequence of the Bank financing the aforesaid transactions.

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